UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): November 15, 2019
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 15, 2019, TransUnion Intermediate Holdings, Inc. (“Holdings”) and Trans Union LLC (the “Borrower”), wholly-owned subsidiaries of TransUnion, amended the Credit Agreement, dated as of June 15, 2010, by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto from time to time (as amended, amended and restated, supplemented and/or otherwise modified pursuant to Amendment No. 1, dated as of February 10, 2011, Amendment No. 2, dated as of February 27, 2012, Amendment No. 3, dated as of April 17, 2012, Amendment No. 4, dated as of February 5, 2013, Amendment No. 5, dated as of November 22, 2013, Amendment No. 6, dated as of December 16, 2013, Amendment No. 7, dated as of April 9, 2014, Amendment No. 8, dated as of June 2, 2015, Amendment No. 9, dated as of June 30, 2015, Amendment No. 10, dated as of March 31, 2016, Amendment No. 11, dated as of May 31, 2016, Amendment No. 12, dated as of January 31, 2017, Amendment No. 13, dated as of August 9, 2017, Amendment No. 14, dated as of May 2, 2018, Amendment No. 15, dated as of June 19, 2018, and Amendment No. 16, dated as of June 29, 2018, collectively, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein have the respective meanings given such terms in the Credit Agreement. Pursuant to the Amendment No. 17 to the Credit Agreement, dated as of November 15, 2019, by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Securities, Inc., BofA Securities, Inc., Capital One, N.A. and RBC Capital Markets, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the lenders party thereto, the Credit Agreement was amended (i) to provide for new term loans in an aggregate principal amount of $2,600,000,000 (the “2019 Replacement Term B-5 Loans”), the proceeds of which were used to refinance in full the Borrower’s outstanding 2017 Replacement Term B-3 Loans, 2018 Incremental Term B-4 Loans and 2018 Additional Incremental Term B-4 Loans (together, the “Existing Term B Loans”), after giving effect to a prepayment of the Existing Term B Loans in an aggregate principal amount of $9,147,500; (ii) certain other terms of the Credit Agreement were amended or modified to, among other things, increase operational flexibility for investments and other growth opportunities; and (iii) all of the obligations under the Loan Documents (as defined in the Credit Agreement) were reaffirmed in all respects. The 2019 Replacement Term B-5 Loans rank pari passu in right of payment and pari passu in right of security with the Revolving Credit Loans, the 2017 Replacement Term A-2 Loans and the 2018 Incremental Term A-2 Loans.
Holdings and its direct and indirect wholly-owned subsidiaries party to the Credit Agreement and ancillary agreements and documents (other than the Borrower) continue to provide an unconditional guaranty of all amounts owing under the Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of the Borrower, Holdings and the other guarantors, including their investments in subsidiaries. The Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION
Date: November 21, 2019
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President